EXHIBIT 5.1
August 17, 2022

Leafly Holdings, Inc. 111 S. Jackson St., Suite 531 Seattle, WA 98104

Re:    Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of Leafly Holdings, Inc.
Ladies and Gentlemen:
We have acted as counsel to Leafly Holdings, Inc. (“Leafly”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which Leafly is filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 3,521,999 shares of Common Stock, par value $0.0001 per share, that have been issued pursuant to (the “Issued Shares”), or may be issued upon the vesting or exercise of awards granted under (the “Award Shares”), the Leafly Holdings, Inc. 2021 Equity Incentive Plan or the Leafly Holdings, Inc. 2018 Equity Incentive Plan (collectively, the “Plans”), relating to the sales, if any, of the Issued Shares and the Award Shares by the selling stockholders referenced therein (the “Selling Stockholders”).
We have examined the Registration Statement and such documents and records of Leafly as we have deemed necessary for the purposes of this opinion. In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that (1) the Issued Shares are validly issued, fully paid and nonassessable and (2) the Award Shares, upon the registration by its registrar of such shares in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Perkins Coie LLP